Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 2-95258 of Liz Claiborne, Inc. on Form S-8 of our report dated June 27, 2007, relating to the financial statement of The Liz Claiborne 401(k) Savings and Profit Sharing Plan as of December 31, 2006, appearing in this Annual Report on Form 11-K of The Liz Claiborne 401(k) Savings and Profit Sharing Plan for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
New York, New York
June 25, 2008